EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire Executive Vice President, Finance & Administration, Chief Financial Officer 919-862-1000	G. Michael Freeman Associate Vice President, Investor Relations and Corporate Communications 919-862-1000

SALIX RECEIVES FDA MARKETING APPROVAL FOR METOZOLV™ ODT

(ORALLY DISINTEGRATING TABLETS) FOR RELIEF OF DIABETIC GASTROPARESIS AND SYMPTOMATIC DOCUMENTED GERD

The First Available Orally Disintegrating Metoclopramide Tablet Designed to

Offer Improved Convenience

RALEIGH, NC, September 8, 2009 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced the U.S. Food and Drug Administration (FDA) has granted marketing approval for METOZOLV™ ODT (metoclopramide HCl) 5mg and 10mg orally disintegrating tablets. METOZOLV ODT is indicated for the relief of symptoms in adults associated with acute and recurrent diabetic gastroparesis and for the treatment of short-term therapy (4-12 weeks) for adults with symptomatic documented gastroesophageal reflux disease (GERD) who fail to respond to conventional therapy1.

“METOZOLV ODT is the first available treatment for both diabetic gastroparesis and symptomatic documented GERD that offers physicians and patients the similar safety and efficacy of metoclopramide with the added convenience of an orally disintegrating tablet formulation,” said Ronnie Fass, MD, FACP, FACG and Professor of Internal Medicine at the University of Arizona. “Patients with diabetic gastroparesis and symptomatic documented GERD may have trouble adhering to treatment because of difficulty swallowing, the need for treatment when they do not have water available, or the need for a portable way to take medication. METOZOLV ODT, which rapidly* melts on the tongue, gives these patients a new choice that may be more convenient than traditional metoclopramide tablets.”

“The addition of METOZOLV ODT to Salix’s expanding GI-specialty product portfolio provides physicians and patients an innovative treatment choice that may offer improved convenience over traditional metoclopramide therapy,” said Bill Forbes, Pharm.D., Senior Vice President, Research and Development, Chief Development Officer, Salix Pharmaceuticals. “Diabetic gastroparesis and symptomatic documented GERD are growing health issues among adults in the United States.2,3,4 Bringing METOZOLV ODT – the first commercially available orally disintegrating form of metoclopramide for the relief of diabetic gastroparesis and symptomatic gastroesophageal reflux to market – demonstrates Salix’s commitment to meeting the unmet GI treatment needs of physicians and patients. We anticipate METOZOLV ODT should be available for physicians and patients during November 2009.”

About METOZOLV™ ODT (metoclopramide HCl) 5mg and 10mg Orally Disintegrating Tablets

Salix acquired the world-wide marketing rights for the orally disintegrating formulation of metoclopramide from Wilmington Pharmaceuticals in September 2007. Salix has entered into a separate agreement with Catalent Pharma Solutions to supply METOZOLV ODT, which incorporates Catalent’s Zydis, the fastest disintegrating oral tablet available.5 METOZOLV ODT has patent protection until 2017, and additional patent protection pending that, if issued, could provide patent protection until 2025.

Important Safety Information

Treatment with metoclopramide can cause tardive dyskinesia, a serious movement disorder that is often irreversible. The risk of developing tardive dyskinesia increases with the duration of treatment and the total cumulative dose.

Metoclopramide therapy should be discontinued in patients who develop signs or symptoms of tardive dyskinesia. There is no known treatment for tardive dyskinesia. In some patients, symptoms may lessen or resolve after metoclopramide treatment is stopped.

Treatment with metoclopramide for longer than 12 weeks should be avoided in all but rare cases where therapeutic benefit is thought to outweigh the risk of developing tardive dyskinesia.

METOZOLV™ ODT (metoclopramide HCl) is indicated as short-term therapy for adults with symptomatic, documented gastroesophageal reflux disease (GERD) who fail to respond to conventional therapy and for the relief of symptoms associated with acute and recurrent diabetic gastroparesis (diabetic gastric stasis) in adults. Therapy should not exceed 12 weeks in duration. METOZOLV ODT is contraindicated in patients with intestinal obstruction, hemorrhage, or perforation; pheochromocytoma; known sensitivity or intolerance to metoclopramide; epilepsy; or are receiving concomitant medications with extrapyramidal reactions. METOZOLV ODT should be used with caution in patients showing acute dystonic reactions, drug-induced Parkinsonism, or other extrapyramidal symptoms; neuroleptic malignant syndrome; with a prior history of depression; hypertension; congestive heart failure and ventricular arrhythmia. Patients may experience withdrawal symptoms after stopping the use of METOZOLV ODT.

In clinical studies, the most frequently reported adverse events (> 2% occurrence) were headache, nausea, fatigue, somnolence and vomiting.

About Metoclopramide

Metoclopramide is a potent dopamine receptor antagonist that promotes gastric emptying and functions as an antiemetic. It is indicated for diabetic gastroparesis and for relief of symptomatic documented gastroesophageal reflux disease (GERD). Prior to the approval of METOZOLV ODT, metoclopramide was available in intravenous (IV), intramuscular (IM) and oral tablet formulations. The U.S. market for tablet formulation metoclopramide in 2008 was 6.4 million prescriptions equating to 511 million total tablets.6 Metoclopramide has been available in the United States since 1980 and has published clinical data regarding the safety and efficacy as an antiemetic dating back to the 1960s.7

About Diabetic Gastroparesis

Gastroparesis is estimated to affect up to five million people in the United States, with females being at higher risk than males.2 Diabetes, a rapidly growing health concern in the United States 2, is the second leading cause of gastroparesis, affecting 29 percent of patients with gastroparesis or 1.45 million people in the country.8 Gastroparesis in people with diabetes can lead to poor glucose control and complications of diabetes.5 Diabetic gastroparesis, also called delayed gastric emptying, is a disorder in which the stomach takes too long to empty its contents. Normally, the stomach contracts to move food down into the small intestine for digestion. The vagus nerve controls the movement of food from the stomach through the digestive tract. Gastroparesis occurs when the vagus nerve is damaged and the muscles of the stomach and intestines do not work normally. Food then moves slowly or stops moving through the digestive tract. If food stays in the stomach too long it can cause infection due to bacterial overgrowth. Food can form into bezoars, or solid lumps, causing pain, nausea and blockages in the GI tract. Gastroparesis may also result in impaired glucose control. Symptoms include nausea, vomiting, bloating, early satiety, decreased appetite, heartburn and abdominal pain. Risk factors include diabetes, obesity, narcotics use, and Parkinson’s disease.2

About Symptomatic Documented Gastroesophageal Reflux Disease (GERD)

Studies suggest that approximately one-third of the U.S. population or approximately 100 million people have gastroesophageal reflux disease (GERD).9 Refractory GERD is a term used to describe a condition in which patients continue to have symptoms of GERD despite standard Proton Pump Inhibitor (PPI) therapy or initial treatment attempts. Twenty percent of patients with refractory GERD or 20 million people in the United States continue to experience unmanageable reflux symptoms despite twice daily PPI therapy.10 Certain conditions can make a person more susceptible to GERD, including pregnancy, which lowers pressure in lower esophageal sphincter, and scleroderma, diseases that weaken the esophageal muscles. For many patients, GERD can be treated with lifestyle changes and medications, while others may require additional pharmaceutical or surgical intervention. Direct and indirect costs of GERD total $10 billion per year in the United States.2

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Morrisville, NC, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete with any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix also markets XIFAXAN® (rifaximin) tablets 200 mg, OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets,

MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g., PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam and rifaximin for additional indications are under development.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP.”

For more information, please visit our Web site at www.salix.com or contact the Company at 919-862-1000. Information on our Web site is not incorporated into our SEC filings.

Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: market acceptance for approved products; generic and other competition; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; our need to return to profitability; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.

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* METOZOLV ODT disintegrates on the tongue in a median of 53.5 seconds (mean ± standard deviation, 76.8 ± 110.6 seconds).1

1	METOZOLV™ ODT (metoclopramide) Prescribing Information
2	CDC diabetes program data and trends. http://www.cdc.gov/diabetes/statistics/prev/national/figpersons.htm. Accessed September 30, 2009
3	Hasler WL. Gastroparesis—current concepts and considerations. Medscape J Med. 2008;10:16.
4	Everhart, J. Gastroesophageal Reflux Disease. The Burden of Digestive Diseases. 2009; 14:69-72.
5	Catalent - Zydis Fast Dissolve Technology. http://www.catalent.com/drug/oral/zydis/. Accessed February 25, 2009.
6	Wolters Kluwer Source® Pharmaceutical Audit Suite (PHAST), September 2008
7	US Food and Drug Administration. Overview. Available at: http://www.accessdata.fda.gov/scripts/cder/drugsatfda/index.cfm?fuseaction=Search.Overview&DrugName=REGLAN. Accessed February 19, 2009.
8	Hasler WL. Gastroparesis—current concepts and considerations. Medscape J Med. 2008;10:16.
9

International Foundation for Functional Gastrointestinal Disorders. The Prevalence and Impact of Gastroesophageal Reflux Disease. http://www.aboutgerd.org/site/about-gerd/characteristics/prevalence. Accessed February 25, 2009.

10	Noar and Noar. Surg Endosc. 2008 [Epub ahead of print].